SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report ( Date of earliest event reported) April 17, 2000


                             Track Data Corporation
             (Exact Name of Registrant as specified in its Charter)

                                   22-3181095
                      (IRS Employer Identification Number)

                                     0-24634
                            (Commission File Number)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                       56 Pine Street, New York, New York
                    (Address of Principal Executives Offices)

                                      10005
                                   (Zip Code)


        Registrant's telephone number including Area Code: (212) 943-4555




Item 5. Other Events

     This report is being filed to report the Company's press release dated April 17, 2000.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

     The Company's press release dated April 17, 2000 is attached hereto as
Exhibit 99.1.




                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Track Data Corporation

By: /s/  Martin Kaye
     Martin Kaye
     Vice President and Chief Financial Officer

Date April 19, 2000

                                                                    Exhibit 99.1



                                  PRESS RELEASE

NEW YORK--April 17, 2000--Track Data Corporation (Nasdaq NMS: TRAC), a leading provider of online trading and market data services, announced that Barry Hertz, President and CEO, has incurred substantial losses in trading securities of several large companies other than Track Data.

Four brokerage firms claim an aggregate of $45 million from Mr. Hertz in respect of these losses. These claims are secured by approximately 25,000,000 shares out of approximately 45,000,000 shares of Track Data beneficially owned by Mr. Hertz. Track Data is not liable for these claims.